CONSENT BY LEGAL AND TAX COUNSEL

The Scott Law Firm, P.A., (the "Undersigned"), hereby consents to being named as legal and tax counsel in the Form S-1 Registration Statement, Amendment No. 2 and the inclusion of the legal opinions rendered by the Undersigned as Exhibits 5 and 8 thereto filed with the Securities and Exchange Commission by Atlas Futures Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said Registration Statement.



                                         s/ William S. Scott
                                         William S. Scott
                                         The Scott Law Firm, P.A.
                                         5121 Sarazen Drive
                                         Hollywood, FL  33021

                                         (954) 964-1546
                                         Facsimile (954) 964-1548


Florida Bar Number #947822
Dated:  January 29, 1999